SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C.  20549






                                   FORM 8-K

                                CURRENT REPORT

                      PURSUANT TO SECTION 13 OR 15(d) OF
                     THE SECURITIES EXCHANGE ACT OF 1934




   Date of Report (Date of earliest event reported):  October 23, 1995


                 THE SOUTHERN NEW ENGLAND TELEPHONE COMPANY
           (Exact name of registrant as specified in its charter)


      Connecticut                1-6654                   06-0542646
    (State or other             (Commission             (I.R.S. Employer
    jurisdiction of              File Number)            Identification No.)
    incorporation)


     227 Church Street, New Haven, Connecticut              06510
     (Address of principal executive offices)             (Zip Code)


   Registrant's telephone number, including area code:  (203)  771-5200


                               Not Applicable
         (Former name or former address, if changed since last report)












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Item 5. Other events.

    Southern New England Telecommunications Corporation, parent of the registrant, announced yesterday that consolidated net income for the third quarter of 1995 was $41 million or $0.64 per share, reflecting dilution of $0.15 per share from the major cellular acquisitions completed in July.
In the third quarter last year net income was $47 million or $0.73 per share.

    Consolidated revenues and sales for the third quarter were up 10 percent to $472 million. Revenue for the registrant was up 4 percent to $384 million primarily due to growth in access lines in service.

    The news release providing the announcement is filed as an exhibit hereto and is incorporated herein by reference.


Item 7. Financial Statements, Pro forma Financial
         Information and Exhibits.

    Exhibit 20.  News release issued October 23, 1995.



































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                                SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                          THE SOUTHERN NEW ENGLAND
                                          TELEPHONE COMPANY



Dated: October 24, 1995                   By:     /s/Madelyn M. DeMatteo
                                                     Madelyn M. DeMatteo
                                                          Secretary





































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                   THE SOUTHERN NEW ENGLAND TELEPHONE COMPANY

                                   FORM 8-K

                                EXHIBIT INDEX




    Exhibit
    Number

      20    News release issued October 23, 1995.